EX-(k)(ii)

CONSENT OF COUNSEL

I hereby consent to the reference to my name under the heading “Legal Matters” in the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 for The Guardian Separate Account N and to the filing of this consent as an exhibit thereto.

By	/s/ Richard T. Potter, Jr.
Richard T. Potter, Jr.
Vice President and Equity Counsel

New York, New York

September 26, 2005